UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 450, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the loan from SpaGus Capital Partners, LLC described below in Item 5.02.

Item 3.02. Unregistered Sales of Equity Securities.

The Company has issued or is committed to issue, subject to various contingencies, shares of Common Stock in exempt private placements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) to Gary Augusta and his affiliated entities as described below in Item 5.02.

The Company also issued, in connection with Mr. Schreck’s appointment as Chairman of the Board of Directors, warrants to purchase 1,000,000 shares of Common Stock to Edward Schreck on February 15, 2012, with such issuance (and any issuance of underlying shares of Common Stock thereunder) being made in accordance with an exempt private placement under Section 4(2) of the Securities Act. 333,334 of the warrants have vested and are currently exercisable and the remainder vest and become exercisable as to 333,333 of the warrants on February 15, 2013 and as to 333,333 of the warrants on February 15, 2014. Mr. Shreck’s warrants have an exercise price of $0.145 per share and can be exercised for ten years.

Those equity issuances described in the preceding two paragraphs that occurred after the Company’s last report filed under its last periodic report but before March 7, 2012, constitute less than 5% of the number of shares of Common Stock of the Company that are outstanding.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 7, 2012, Gary Augusta was elected to the Company’s Board of Directors. In connection with his service to the Company as a director, Mr. Augusta entered into the Company’s form of Director Agreement, which provides for Mr. Augusta to be a director and entitles Mr. Augusta to receive a restricted stock grant of 400,000 shares of the Company's Common Stock. The shares will vest monthly at a rate of 1/36 per month over a three year time period.

In connection with Mr. Augusta’s service as a consultant to the Company, Mr. Augusta, through his entity, Augusta Advisors, entered into a Consulting Agreement with the Company which became effective December 1, 2011 and which terminates on June 30, 2012. Pursuant to that agreement, various consulting services were provided to the Company in return for $10,000 a month in cash compensation, 100,000 shares of Common Stock are being issued in the name of Gary Augusta monthly over the term of the agreement, totaling 700,000 shares of Common Stock.

As of March 7, 2012, an entity affiliated with Mr. Augusta, SpaGus Capital Partners, LLC, had provided a $270,000 seven-month loan to the Company. The Company prepaid interest expenses of $15,000 and closing costs of $5,000. The Company also issued 216,000 shares of Common Stock to SpaGus Capital Partners, LLC in consideration for the loan.

Item 7.01 Regulation FD Disclosure.

On March 7, 2012, the Company issued a press release concerning some of the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Apollo Medical Holdings, Inc. dated March 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: March 13, 2012	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

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